Exhibit 5.1
Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
666 Fifth Avenue, 31st Floor
New York, New York 10103-3198
www.fulbright.com

telephone: (212) 318-3300	facsimile: (212) 318-3400
September 23, 2009
Mistras Group, Inc.
195 Clarksville Road
Princeton Junction, NJ 08550-5303
Ladies and Gentlemen:
     We have acted as counsel to Mistras Group, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 (File No. 333-151559) initially filed with the U.S. Securities and Exchange Commission with respect to the Shares on June 10, 2008 (as amended and as may subsequently be amended, the “Registration Statement”). In this opinion, the Shares to be issued and sold by the Company and the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) pursuant to the Registration Statement are referred to as the “Firm Shares,” the Shares to be sold by certain Selling Stockholders to cover over-allotments, if any, pursuant to the Registration Statement, are referred to as the “Secondary Shares,” the Firm Shares to be sold by the Company are referred to as the “Company Shares” and the Firm Shares and Secondary Shares to be sold by the Selling Stockholders are referred to as the “Selling Stockholder Shares.”
     In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.
     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that: (a) upon filing by the Company of its Second Amended and Restated Certificate of Incorporation with the Secretary of Sate of the State of Delaware, a form of which has been filed as an exhibit to the Registration Statement, the Company Shares will be duly and validly authorized for issuance; (b) when issued by the
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Mistras Group, Inc.
September 23, 2009

Company in accordance with the terms of the underwriting agreement, a form of which has been filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), and the documents contemplated thereby, and upon receipt by the Company of payment for the Company Shares, as provided in the Underwriting Agreement, such shares will be duly and legally issued, fully paid and nonassessable; and (c) the Selling Stockholder Shares have been duly and legally issued, fully paid and are nonassessable; provided, however, with respect to the Selling Stockholder Shares that will be issued upon the conversion of the Company’s outstanding Class A Convertible Redeemable Preferred Stock, par value $0.01 per share, and Class B Convertible Redeemable Preferred Stock, par value $0.01 per share, as described in the Registration Statement, such shares will be duly and legally issued and fully paid and nonassessable upon such conversion.
     The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /S/ FULBRIGHT & JAWORSKI L.L.P. FULBRIGHT & JAWORSKI L.L.P.